SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  Yes.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                              HOME FEDERAL BANCORP
                (Name Of Registrant As Specified In Its Charter)

                              HOME FEDERAL BANCORP
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
         Schedule and the date of its filing.       N/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                              HOME FEDERAL BANCORP
                             501 Washington Street
                            Columbus, Indiana 47201
                                 (812) 522-1592

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                          To Be Held On April 26, 2005

     Notice is hereby given that the Annual Meeting of Shareholders of Home Federal Bancorp (the "Corporation") will be held at the Hampton Inn, 247 N. Sandy Creek Drive, Seymour, Indiana, on Tuesday, April 26, 2005, at 3:00 P.M., Eastern Standard Time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of two directors of the Corporation for terms expiring in 2008.

     2. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 14, 2005, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of the Corporation's Annual Report for the year ended December 31, 2004, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.


                                By Order of the Board of Directors

                                /s/ John K. Keach, Jr.

                                John K. Keach, Jr.
                                Chairman of the Board, President and
                                Chief Executive Officer

Columbus, Indiana
March 25, 2005

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              HOME FEDERAL BANCORP
                             501 Washington Street
                            Columbus, Indiana 47201
                                 (812) 522-1592

                                ---------------
                                PROXY STATEMENT
                                ---------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2005

     This Proxy Statement is being furnished to the holders of common stock, without par value ("Common Stock"), of Home Federal Bancorp ("the Corporation"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held at 3:00 p.m., Eastern Standard Time, at the Hampton Inn, 247 N. Sandy Creek Drive, Seymour, Indiana, on April 26, 2005, and at any and all adjournments of such meeting. The principal asset of the Corporation consists of 100% of the issued and outstanding shares of Common Stock, $.01 par value per share, of HomeFederal Bank (the "Bank"), an Indiana commercial bank based in Columbus, Indiana. This Proxy Statement is expected to be mailed to Shareholders on or about March 25, 2005.

     A Notice of Annual Meeting and form of proxy accompany this Proxy Statement. Any Shareholder giving a proxy has the right to revoke it by delivering written notice to the Secretary of the Corporation, by filing a later proxy, or in person at the meeting, at any time before such proxy is exercised. All proxies will be voted in accordance with the directions of the Shareholder and, to the extent no directions are given, will be voted "for" item 1.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only Shareholders of record at the close of business on March 14, 2005 (the "Voting Record Date"), will be eligible to vote at the Annual Meeting or at any adjournment thereof. Such Shareholders are entitled to one vote for each share then held. As of that date, the Corporation had 4,001,796 shares of the Corporation's Common Stock issued and outstanding. A majority of the votes entitled to be cast, in person or by proxy, at the Annual Meeting is necessary for a quorum. In determining whether a quorum is present, Shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.


     Management knows of no person who held more than 5% of the outstanding shares of the Corporation's Common Stock on March 14, 2005.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Corporation's Board of Directors currently consists of six members. All of the directors except John K. Keach, Jr. meet the standards for independence of Board members set forth in the Listing Standards for the National Association of Securities Dealers. The Corporation's By-laws provide that the directors shall be divided into three classes as nearly equal in number as possible.
Directors of the Corporation are generally elected to serve for a three-year period or until their respective successors are elected and qualified. The two nominees for election as a director this year are John K. Keach, Jr. and David
W. Laitinen, MD, each of whom currently serves as a director. Mr. Keach and Dr. Laitinen each have been nominated to serve for a three-year term ending in 2008.

     The following table sets forth certain information regarding the nominees for election as a director and each director continuing in office after the Annual Meeting. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies as to which authorization is withheld) will be voted at the Annual Meeting for the election of the nominees identified below. If any nominee is unable or declines to serve (an event which the Board of Directors does not anticipate), the proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors if the Board elects to fill such nominee's position. The table also sets forth the number of shares of the Corporation's Common Stock beneficially owned by certain executive officers of the Corporation and by all directors and executive officers of the Corporation as a group.

                                                                                             Shares of
                                    Positions         Director      Director               Common Stock
                                       Held            of the        of the       Term     Beneficially    Percent
                                     With the           Bank      Corporation      to        Owned on         of
Name                     Age       Corporation          Since        Since       Expire     3/14/05 (1)     Class
---------------------    ---       -----------        --------    -----------    ------    -------------   -------
Director Nominees
John K. Keach, Jr.        53  Chairman of the Board,    1990         1990         2008      201,508 (2)      4.9%
                                   President and
                              Chief Executive Officer
David W. Laitinen, MD     52         Director           1990         1990         2008       45,197 (3)      1.1%

Directors Continuing In Office
John T. Beatty            54         Director           1991         1992         2007       28,310 (4)       .7%
Harold Force              53         Director           1991         1992         2007       32,757 (5)       .8%
John M. Miller            54         Director           2002         2002         2006       18,000 (6)       .4%
Harvard W. Nolting, Jr.   65         Director           1988         1990         2006       67,714 (7)      1.7%
Executive Officers
Charles R. Farber         55 Executive Vice President                                        20,976 (8)       .5%
S. Elaine Pollert         45 Executive Vice President                                       112,953 (9)      2.8%
Lawrence E. Welker        57 Executive Vice President,                                      139,525 (10)     3.4%
                              Chief Financial Officer,
                              Treasurer and Secretary
All executive officers and
directors as a group (9 persons)                                                            666,940(11)     15.3%
--------------------------------
* Less than 1%.

(1) Includes shares beneficially owned by members of the immediate families of the directors, director nominees, or executive officers residing in their homes. Unless otherwise indicated, each nominee, director or executive officer has sole investment and/or voting power with respect to the shares shown as beneficially owned by him or her.

(2) Includes 62,457 shares held jointly by Mr. Keach and his wife, 19,562 shares held by his wife and children, 100,017 shares subject to stock options granted under the Corporation's stock option plans, and 18,514 whole shares allocated as of December 31, 2004, to Mr. Keach's account under the 401(k) Plan. Does not include stock options for 7,528 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(3) Includes 25,476 shares held jointly by Dr. Laitinen and his wife, 6,842 shares held by Mrs. Laitinen for their children, and 12,879 shares subject to stock options granted under the Corporation's stock option plans.

(4) Includes 15,431 shares held jointly by Mr. Beatty and his wife, and 12,879 shares subject to stock options granted under the Corporation's stock option plans.

(5) Includes 225 shares held jointly by Mr. Force and his wife, and 12,879 shares subject to stock options granted under the Corporation's stock option plans.

(6) Includes 500 shares held by wife and children, and stock options for 13,500 shares granted under one of the Corporation's stock option plans.

(7)  Includes   12,879  shares  subject  to  stock  options  granted  under  the
     Corporation's stock option plans.

(8) Includes 19,136 shares subject to stock options granted under one of the Corporation's stock option plans and 840 whole shares allocated as of December 31, 2004, to Mr. Farber's account under the 401(k) Plan. Does not include stock options for 864 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(9) Includes 80,426 shares subject to stock options granted under the Corporation's stock option plans and 4,868 whole shares allocated as of December 31, 2004, to Ms. Pollert's account under the 401(k) Plan. Does not include stock options for 16,224 shares which are not exercisable within a period of 60 days following the Voting Record Date.

(10) Includes   96,650  shares  subject  to  stock  options  granted  under  the
     Corporation's stock option plans and 3,691 whole shares allocated as of December 31, 2004, to Mr. Welker's account under the 401(k) Plan.

(11) Includes 361,245 shares subject to stock options granted under the Corporation's stock option plans and 27,913 whole shares allocated as of December 31, 2004, to the accounts of participants in the 401(k) Plan. Does not include stock options for 24,616 shares which are not exercisable within a period of 60 days following the Voting Record Date.

     The business experience of each of the above directors and director nominees for at least the past five years is as follows:


     John T. Beatty is President and Treasurer of Beatty Insurance, Inc.

     Harold Force has been President of Force Construction Company, Inc. since 1976. He also serves as Executive Vice President of Force Design, Inc.

     John K. Keach, Jr. has been employed by the Bank since 1974. In 1985, he was elected Senior Vice President - Financial Services, in 1987 he became Executive Vice President, and in 1988 he became President and Chief Operating Officer. In 1994, he became President and Chief Executive Officer. In 1999, he was appointed Chairman of the Board of Directors of the Corporation.

     David W. Laitinen, MD has been an orthopedic surgeon in Seymour, Indiana since 1983.

     John M. Miller has served as President of Best Beers, Inc. (beer distributor) in Bloomington, Indiana, for more than five years.

     Harvard W. Nolting, Jr. was a co-owner of Nolting Foods, Inc. (grocery chain) for over 30 years before his retirement in 1994.

     Directors will be elected upon receipt of a plurality of votes cast at the Annual Meeting. Plurality means that individuals who receive the largest number of votes cast are elected up to the maximum number of directors to be chosen at the meeting. Abstentions, broker non-votes, and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

Meetings and Committees of the Board of Directors of the Corporation

     The Board of Directors meetings are generally held once in each of two months in a fiscal quarter. The Board of Directors held a total of eight meetings during the year ended December 31, 2004. No incumbent director attended fewer than 75% of the sum of the meetings of the Board of Directors held while he served as a director and the meetings of committees on which he served during that period. The Board of Directors of the Corporation has an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating and Governance Committee, among its other Board committees. All committee members are appointed by the Board of Directors.

     The Audit Committee, comprised of Messrs. Beatty (Chairman), Miller, Force, Nolting, Jr. and Dr. Laitinen, recommends the appointment of the Corporation's independent accountants in connection with its annual audit, and meets with them to outline the scope and review the results of such audit. That committee met four times during the year ended December 31, 2004.

     The Board of Directors of the Corporation has a Compensation Committee, the members of which are Messrs. Nolting, Jr. (Chairman), Miller and Dr. Laitinen, which reviews payroll costs and salary recommendations and determines the compensation of the Corporation's officers. During the year ended December 31, 2004, the Compensation Committee met one time.

     The Corporation's Stock Option Committee administers the Corporation's stock option plans. It did not meet during the year ended December 31, 2004. Its members are all of the directors except Mr. Keach, Jr. All of the members of the Compensation Committee and of the Stock Option Committee meet the standards for independence for compensation committee members set forth in the Listing Standards of the National Association of Securities Dealers.

     The Corporation's Nominating and Governance Committee nominated the slate of directors set forth in the Proxy Statement. The Nominating and Governance Committee held two meetings during the year ended

December 31, 2004. The members of the Nominating and Governance Committee for the 2005 Annual Meeting were Messrs. Force (Chairman), Nolting, and Dr. Laitinen, although Dr. Laitinen abstained from the vote of the Committee nominating the current director nominees. All of these members meet the standards for independence for nominating committee members set forth in the Listing Standards of the National Association of Securities Dealers. The Nominating and Governance Committee's charter is available at http://www.homf.com.

     The Nominating and Governance Committee will consider the nomination of any Shareholder of the Corporation entitled to vote for the election of directors at the meeting who has given timely notice in writing to the Secretary of the Corporation as provided in the Corporation's By-laws. To be timely, a Shareholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days prior to the meeting, unless less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Shareholders (which notice or public disclosure shall include the date of the Annual Meeting specified in publicly-available By-laws, if the Annual Meeting is held on such date), in which case the notice by a Shareholder must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     Although the Nominating and Governance Committee will consider nominees recommended by Shareholders, it has not actively solicited recommendations for nominees from Shareholders nor has it established procedures for this purpose, as it will address nominations on a case by case basis. When considering a potential candidate for membership on the Corporation's Board of Directors, the Nominating and Governance Committee considers diversity, age, skills, relevant business and industry experience, and independence under the Listing Standards of the National Association of Securities Dealers. The Nominating and Governance Committee does not have specific minimum qualifications that must be met by a Nominating and Governance Committee-recommended candidate and has no specific process for identifying such candidates. There are no differences in the manner in which the Nominating and Governance Committee evaluates a candidate that is recommended for nomination for membership on the Corporation's Board of Directors by a Shareholder. The Nominating and Governance Committee has not received any such recommendations from any of the Corporation's Shareholders in connection with the Annual Meeting.

     The Corporation has adopted a policy for its Shareholders to send written communications to the Corporation's directors. Under this policy, Shareholders may send written communications in a letter by first-class mail addressed to any director at the Corporation's main office. The Corporation has also adopted a policy that strongly encourages its directors to attend each Annual Meeting of Shareholders. All of the Corporation's seven directors at the time of the meeting attended the Annual Meeting of Shareholders held on April 27, 2004.

Audit Committee Report, Charter, and Independence

     Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Corporation's financial statements for the year ended December 31, 2004, included in the Corporation's Shareholder Annual Report accompanying this Proxy Statement ("2004 Audited Financial Statements"):

          The Committee has reviewed and discussed the Corporation's 2004 Audited Financial Statements with the Corporation's management.

          The Committee has discussed with its independent auditors (Deloitte & Touche LLP) the matters required to be discussed by Statement on Auditing Standards 61, as amended, which include, among other items, matters related to the conduct of the audit of the Corporation's financial statements.

          The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from the Corporation and its related entities) and has discussed with the auditors the auditors' independence from the Corporation. The Committee considered whether the provision of services by its independent auditors, other than audit services including reviews of Forms 10-Q, is compatible with maintaining the auditors' independence.

          Based on review and discussions of the Corporation's 2004 Audited Financial Statements with management and with the independent auditors, the Audit Committee recommended to the Board of Directors that the
     Corporation's 2004 Audited Financial Statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.

          This Report is respectfully submitted by the Audit Committee of the Corporation's Board of Directors.

                            Audit Committee Members
                            -----------------------
                                 John T. Beatty
                                 John M. Miller
                                  Harold Force
                             David W. Laitinen, MD
                            Harvard W. Nolting, Jr.

     Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

     Independence of Audit Committee Members. The Corporation's Audit Committee is comprised of John T. Beatty, John M. Miller, Harold Force, David W. Laitinen, M.D., and Harvard W. Nolting, Jr. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers, Inc.

     The Corporation's Board of Directors has selected directors to serve on the Audit Committee based on the Board's determination that they are fully qualified to supervise the Corporation's auditors, to monitor the Corporation's internal accounting operations, and to take steps resulting in financial disclosures of the Corporation that present the Corporation's financial condition and results of operations.

     The Corporation's Board of Directors has determined that its Audit Committee does not include an "Audit Committee Financial Expert" as that term is defined in Item 401(e)(2) of Regulation S-B promulgated under the Securities Exchange Act of 1934. In reviewing the criteria in this definition, the board concluded that each member of the Audit Committee is qualified to serve on that committee and is independent, as that term is used in the National Association of Securities Dealers Listing Standards, and that Messrs. Beatty, Force and Miller possess certain attributes required of an Audit Committee Financial Expert. The Board determined, however, that because Messrs. Beatty, Force and Miller did not have all of the attributes required, that they do not qualify as "Audit Committee Financial Experts" under the SEC's definition of that term.

     Notwithstanding the absence of an Audit Committee member who satisfies this definition, the Board is satisfied with the experience and independence of each member of the Audit Committee. As a result, the Board has concluded that attempting to locate and recruit a person who may qualify as an Audit Committee Financial Expert under the SEC's definition, would not be a prudent use of the Corporation's resources and, if successful, would only marginally improve, if at all, the quality of the Audit Committee.

Management Remuneration and Related Transactions


     Joint Report of the Compensation Committee and the Stock Option Committee

     The Compensation Committee of the Board of Directors was comprised during the year ended December 31, 2004, of Messrs. Nolting, Jr. (Chairman), Miller and Dr. Laitinen. The Committee reviews payroll costs, establishes policies and objectives relating to compensation, and approves the salaries of all employees, including executive officers. All decisions by the Compensation Committee relating to salaries of the Corporation's executive officers are approved by the full Board of Directors. In the year ended December 31, 2004, there were no modifications to Compensation Committee actions and recommendations made by the full Board of Directors. In approving the salaries of executive officers, the Committee has access to and reviews compensation data for comparable financial institutions in the Midwest. Moreover, from time to time the Compensation
Committee reviews information provided to it by independent compensation consultants in making its decisions.

     The Corporation's Stock Option Committee administers the Corporation's stock option plans. Its members are all of the Corporation's outside directors.

     The objectives of the Compensation Committee and the Stock Option Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to the Corporation's long-term success;

     (2)  reward  executive   officers  based  upon  their  ability  to  achieve
          short-term and long-term strategic goals and objectives and to enhance shareholder value; and

     (3) align the interests of the executive officers with the long-term interests of Shareholders by granting stock options which will become more valuable to the executives as the value of the Corporation's shares increases.

     At present, the Corporation's executive compensation program is comprised of base salary and annual bonuses. Reasonable base salaries are awarded based on salaries paid by comparable financial institutions, particularly in the Midwest, and individual performance.

     Base Salary and Bonuses. Base salary levels of the Corporation's executive officers are intended to be comparable to those offered by similar financial institutions in the Midwest. In determining base salaries, the Compensation Committee also takes into account individual experience and performance. Bonuses are paid if the Corporation achieves certain financial goals.

     Mr. Keach, Jr. was the Corporation's Chief Executive Officer throughout the year ended December 31, 2004. Mr. Keach, Jr.'s salary was increased from $347,217 for the year ended December 31, 2003, to $358,467 (including a $3,000 service award) for the year ended December 31, 2004. Mr. Keach, Jr. received a bonus of $40,683 for the year ended December 31, 2003, compared to no bonus for the year ended December 31, 2004. In recommending the salary increase, the Compensation Committee considered the Corporation's financial performance for the fiscal year ended December 31, 2004.

     Stock Options. The Corporation's stock option plans serve as long-term incentive plans for executive officers and other key employees. These plans align executive and Shareholder long-term interests by creating a strong and direct link between executive pay and Shareholder return, and enable executives to acquire a significant ownership position in the Corporation's Common Stock. Stock options are granted at the prevailing market price and will only have a value to the executives if the stock price increases. The Stock Option Committee determines the number of option grants to be made to executive officers based on the practices of comparable financial institutions as well as the executive's level of responsibility and contributions to the Corporation.

     Mr. Keach, Jr. received no grant of stock options during the years ended December 31, 2003, and December 31, 2004.

     Finally, the Committee notes that Section 162(m) of the Internal Revenue Code, in certain circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to top executives by public companies. None of the compensation paid to the executive officers named in the compensation table below exceeded the threshold for deductibility under section 162(m).

     The Compensation Committee and the Stock Option Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and the interests of the Corporation's Shareholders. As performance goals are met or exceeded, most probably resulting in increased value to Shareholders, executives are rewarded commensurately. The Committee believes that compensation levels for the year ended December 31, 2004, for executives and for the Chief Executive Officer adequately reflect the Corporation's compensation goals and policies.

         Compensation Committee Members       Stock Option Committee Members
         ------------------------------       ------------------------------
             Harvard W. Nolting, Jr.              John T. Beatty
             David W. Laitinen, MD                John M. Miller
             John M. Miller                       Harold Force
                                                  David W. Laitinen, MD
                                                  Harvard W. Nolting, Jr.


     Remuneration of Named Executive Officers


     During the last three fiscal years, no cash compensation was paid directly by the Corporation to any of its executive officers. Each of such officers was compensated by the Bank.

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Corporation and its subsidiaries for the year ended December 31, 2004, and the two prior fiscal years of (i) the individual who served as chief executive officer of the Corporation during the year ended December 31, 2004, and (ii) each other executive officer of the Corporation serving as such during the year ended December 31, 2004, whose salary and bonuses for the year ended December 31, 2004, exceeded $100,000 (the "Named Executive Officers").

                                           Summary Compensation Table

                                                                                           Long Term Compensation
                                             Annual Compensation                                     Awards
                             ---------------------------------------------------    --------------------------------------
                                                                        Other                               All
Name and                         Fiscal                                Annual    Restricted Securities     Other
Principal Position                Year                                 Compen-      Stock   Underlying    Compen-
During Last Fiscal Year           Ended      Salary($)(1) Bonus($)(2) sation($)(2)Award($)   Options(#) sation($)(3)
-----------------------     ---------------- ------------ ----------- --------------------- ----------- -----------------
John K. Keach, Jr.          Dec. 31, 2004      $358,467       --          --         --             --     $5,898
   Chairman of the Board,   Dec. 31, 2003      $347,217    $40,683        --         --             --     $5,528
   President and            Dec. 31, 2002(4)   $167,738    $37,741        --         --             --     $  794
   Chief Executive Officer
Lawrence E. Welker          Dec. 31, 2004      $174,741       --          --         --             --     $3,641
   Executive Vice President Dec. 31, 2003      $164,000    $12,811        --         --             --     $2,460
   Chief Financial Officer, Dec. 31, 2002(4)   $ 77,250    $ 8,111        --         --             --     $1,041
   Treasurer and Secretary
S. Elaine Pollert           Dec. 31, 2004      $172,241       --          --         --             --     $2,829
   Executive Vice President Dec. 31, 2003      $164,000    $12,811        --         --             --     $2,939
                            Dec. 31, 2002(4)   $ 74,500    $ 7,823        --         --             --     $1,117
Charles R. Farber           Dec. 31, 2004      $189,412         --        --         --             --     $3,899
Executive Vice              Dec. 31, 2003      $181,125    $14,148        --         --             --     $2,943
President                   Dec. 31, 2002(4)   $ 87,500    $ 9,188        --         --             --        --
---------------------------------------------

(1) Includes amounts deferred by the Corporation's executive officers pursuant to ss.401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), under the 401(k) Plan.

(2) Each Named Executive Officer of the Corporation receives certain perquisites, but the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus. These perquisites include Harrison Lake Country Club dues of $2,100 for 2004 for Mr. Keach and Mr. Farber, Seymour Elks Country Club dues of $122 for Mr. Welker, and Indiana CPA fees of $540 for Ms. Pollert.

(3) Includes the Bank's contributions on behalf of the Named Executive Officers to the 401(k) Plan and, for 2004, taxable premiums paid for term life insurance for the Named Executive Officers.

(4)  Includes compensation only for the six months ended December 31, 2002.

     Stock Options

     The following table includes information relating to option exercises for the Named Executive Officers during fiscal 2004 and the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2004. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock.

                                                    Aggregate Option Exercises and
                                 Outstanding Stock Options and Value Realized as of December 31, 2004

                                                                  Number of
                                                            Securities Underlying                Value of
                                                             Unexercised Options            In-the-Money Options
                          Shares                           at December 31, 2004(#)       at December 31, 2004($)(1)
                         Acquired      Value        ---------------------------------  -------------------------------
Name                   on Exercise   Realized ($)      Exercisable   Unexercisable(2)  Exercisable  Unexercisable (2)
-----------------------------         -----------     ------------ ------------------  -----------------------------
John K. Keach, Jr.        16,255      $146,524           111,011       11,534            $584,681     $  5,597
Lawrence E. Welker        11,250      $164,306            96,650           --            $521,960     $    --
S. Elaine Pollert          5,625      $ 91,856            74,752       21,898            $369,582     $152,377
Charles R. Farber             --            --            14,352        5,648            $ 62,001     $ 24,399
-----------------------------------------

(1) Amounts reflecting gains on outstanding in-the-money options are based on the December 31, 2004, closing price for the stock, which was $25.22.

(2) The shares represented could not be acquired by the Named Executive Officers as of December 31, 2004.


     No options were granted to the Named Executive Officers during the year ended December 31, 2004.

     Employment Agreements

     The Bank has three-year employment contracts with the following executive officers: Lawrence E. Welker, John K. Keach, Jr., S. Elaine Pollert and Charles
R. Farber (collectively, the "Employees"). The Corporation has guaranteed the Bank's obligations under these contracts. The contracts can be extended annually for additional one-year terms to maintain a three-year term unless notice is properly given by either party to the contract, and have been so extended. The Employees receive their current salary, which salary is subject to increases approved by the Board of Directors. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to Bank employees. The Employees may terminate their employment upon 30 days written notice to the Bank. The Bank may discharge the Employees for "cause" (generally, dishonesty, incompetence, forms of misconduct, or certain legal violations) at any time or in certain events specified by banking regulations. Upon termination of an Employee's employment by the Bank for other than cause or in the event of termination by an Employee for "cause" (generally, material changes in duties or authority or breaches by the Bank of the contract), that Employee will receive his or her base compensation under the contract (a) for an additional three years if the termination follows a change of control (generally, material changes in the owners of shares of the Bank or the Corporation or in the composition of its Board of Directors), or (b) for the remaining term of the contract, if the termination does not follow a change of control. In addition, during such period, the Employee will continue to participate in the Bank's group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the Employee will have the right to cause the Bank to purchase any stock options he or she holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. If the payments provided for in the employment agreement together with any other payments made to an Employee by the Bank are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause the Bank to lose a tax deduction for such payments under those rules. The cash compensation which would be paid under these contracts to the four Named Executive Officers if the contracts were terminated as of the date hereof after a change of control for other than cause by the Bank or for cause by the Employees, would be the following:

         Named Executive Officer                   Cash Compensation
         -----------------------                   -----------------
            John K. Keach, Jr.                          $1,074,651
            Lawrence E. Welker                             524,964
            S. Elaine Pollert                              524,964
            Charles R. Farber                              576,522

     The employment contracts provide the Bank protection of its confidential business information should any of them voluntarily terminate his or her employment without cause or be terminated by the Bank for cause.

     The existence of these contracts may make a merger, other business combination or change of control of the Bank more difficult or less likely. This is because, unless the Employees are allowed to maintain their positions and authority with the Bank, they will be entitled to payments which in the aggregate may be deemed to be substantial. However, the employment contracts provide security to the Employees, and the Board of Directors believes that the contracts will encourage their objective evaluation of opportunities for mergers, other business combinations or other transactions involving a change of control of the Corporation or the Bank since they will be in a position to evaluate such transactions without significant concerns about the manner in which such transactions will affect their financial security.

Compensation of Directors

     Monthly Fee. Directors of the Corporation are not currently paid director's fees. Each director of the Bank receives $500 per regular meeting attended, $225 per committee meeting attended and a $4,000 quarterly retainer. If a director misses more than three consecutive meetings, he is removed from the Board.

     Deferred Compensation for Outside Directors. The Bank entered into deferred compensation agreements with the outside directors other than Mr. Miller. Under these agreements, each outside director deferred all or part of his monthly fee during a period of five years from June, 1992, to May, 1997, and is entitled to deferred compensation after he reaches his normal retirement date (as outlined below) or upon his death. The annual deferred compensation benefits payable or being paid to the directors participating in this plan are as follows:

                                                        Amount of Annual
                    Name of Individual               Deferred Compensation
                    ------------------               ---------------------
                    David W. Laitinen, MD                   $88,548
                    Harold Force                            $77,412
                    John T. Beatty                          $63,120
                    Harvard W. Nolting, Jr.                 $31,308

     The normal retirement date for Messrs. Beatty, Force and Dr. Laitinen is the first day of the month following the date on which they reach 60, and for Mr. Nolting was the first day of the month following the date on which he became
65. The deferred compensation is payable to Messrs. Beatty, Force, Nolting and Dr. Laitinen for a period of 15 years.

     The following table provides information relating to option exercises by directors of the Company (other than the Named Executive Officers whose option exercises are disclosed on page 8 of this proxy statement) during the last fiscal year. Value realized upon exercise is the difference between the closing price on the Nasdaq Stock Market of the underlying stock on the exercise date and the exercise or base price of the option.

                                     Shares Acquired
     Name                           on Exercise (#)         Value Realized ($)
------------------------------------------------------------------------------
John T. Beatty                          1,431            $20,377
David W. Laitinen, MD                   1,431            $19,862
Harold F. Force                         1,431            $19,590


     Directors Emeritus Benefits

     In consideration of a director serving as Director Emeritus, any Director Emeritus is paid an amount equal to 3/4 of the monthly fee paid to directors at the time of his retirement from the Board.

     Pension Plan

     The Bank's employees are included in a pension plan administered by Pentegra Group. Separate actuarial valuations are not made for individual members of the plan. The Bank's employees are eligible to participate in the plan once they have completed one year of service for the Bank and have attained the age of 21 years.

     The plan provides for monthly retirement benefits determined on the basis of the employee's years of service and the employee's average base salary for the five consecutive years of his or her employment producing the highest average. Early retirement, disability, and death benefits are also payable under the plan, depending upon the participant's age and years of service. During the year ended December 31, 2004, the Bank contributed $1.2 million to the pension plan.

     The following table indicates the annual retirement benefit that would be payable under the plan upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service.

 Highest Five-Year                                            Years of Benefit Service
  Average Annual          ------------------------------------------------------------------------------------------
    Compensation               10                 20                   30                 40                 50
--------------------      ------------       ------------         ------------       ------------       ------------
      $140,000               $26,900            $ 53,800            $ 80,700           $108,200           $136,200
      $180,000               $34,900            $ 69,800            $104,700           $140,200           $176,200
      $220,000               $42,900            $ 85,800            $128,700           $172,200           $216,200
      $260,000               $50,900            $101,800            $152,700           $204,200           $256,200
      $300,000               $58,900            $117,800            $176,700           $236,200           $296,200
      $340,000               $66,900            $133,800            $200,700           $268,200           $336,200
      $380,000               $74,900            $149,800            $224,700           $300,200           $376,200

     Benefits are currently subject to maximum Code limitations of $170,000 per year. The years of service credited under the pension plan as of December 31, 2004, to the Named Executive Officers are as follows:

                  Name of Executive Officer           Years of Service
                  -------------------------           ----------------

                     John K. Keach, Jr.                       30
                     Lawrence E. Welker                       25
                     S. Elaine Pollert                        18
                     Charles R. Farber                         2

     The compensation covered by the pension plan for purposes of computing their benefits is the equivalent of the compensation set forth in the salary column in the chart on page 8.

     Excess Benefit Plan

     On April 1, 2001, the Bank entered into an excess benefit plan agreement with John K. Keach, Jr. Under this agreement, Mr. Keach is provided retirement benefits equal to the annual benefits he would have received under the Bank's pension plan had he received full credit for his annual salary and if the pension plan did not have to make certain reductions in benefits required under ss. 415 and ss. 401 of the Internal Revenue Code of 1986, as amended, less the annual benefits he is entitled to under the pension plan. The benefits are to be paid on an annual basis for the life of Mr. Keach. The projected annual benefit payable to Mr. Keach under this agreement is approximately $90,000. Death benefits are also provided in the agreement.

     The benefits are paid from the general assets of the Bank. The Bank has secured key person life insurance which is expected to provide the Bank with the funds necessary to provide the benefits described above.

     Supplemental Retirement Income and Deferred Compensation Program

     The Bank has entered into either supplemental retirement agreements or deferred compensation agreements with its executive officers and with nine other current or former employees deemed by the management of the Bank to be key employees. These agreements provide each of the executive officers of the Bank with supplemental retirement benefits after the employee terminates his employment for any reason, unless such termination is for cause; provided that in no event will such retirement benefits commence before the employee has reached age 50.

     The annual benefits for the Named Executive Officers are equal to the amounts specified below:

                     John K. Keach, Jr.                   $82,664
                     Lawrence E. Welker                   $58,649
                     S. Elaine Pollert                    $44,664
                     Charles R. Farber                    $50,000


     The annual benefits are payable to those persons for a period of 15 years. The agreements also provide for death and burial benefits.

     The benefits are paid from the general assets of the Bank. The Bank has secured key person life insurance in order to provide the Bank with the funds necessary to provide the benefits described above. Under the supplemental retirement agreements, if an executive officer or employee is terminated for cause, all benefits under his or her agreement are forfeited.

     Performance Graph

     The following graph shows the performance of the Corporation's Common Stock for the period beginning June 30, 2000, and ending December 31, 2004, in comparison to the NASDAQ Stock Market - U.S. Index and the NASDAQ Bank Index.

             COMPARISON OF FIVE FISCAL YEAR CUMULATIVE TOTAL RETURN*
        AMONG HOME FEDERAL BANCORP, THE NASDAQ STOCK MARKET (U.S.) INDEX
                            AND THE NASDAQ BANK INDEX

                                  Period Ending
----------------------------------------------------------------------------------------------
Index                       06/30/00   06/30/01    06/30/02   12/31/02    12/31/03   12/31/04
----------------------------------------------------------------------------------------------
Home Federal Bancorp          100.00     134.20      148.75     157.53      188.76     173.94
NASDAQ Composite              100.00      54.63       37.11      33.95       51.14      55.82
NASDAQ Bank Index*            100.00     138.86      155.80     144.10      185.37     212.15

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005. Used with permission. All rights reserved. crsp.com.

*    $100 INVESTED ON 6/30/2000 IN STOCK OR INDEX -
     INCLUDING REINVESTMENT OF DIVIDENDS.

     Transactions With Certain Related Persons

     The Bank has followed the policy of offering to its directors, officers and employees and their associates, real estate mortgage loans for the financing of their principal residences; consumer loans; and, in certain cases, commercial loans. These loans are made in the ordinary course of business on substantially the same terms and collateral as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") requires that the Corporation's officers and directors and persons who own more than 10% of the Corporation's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% Shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the year ended December 31, 2004, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were complied with.

                                   ACCOUNTANTS

     The firm of Deloitte & Touche LLP has been selected as the Corporation's principal independent registered public accounting firm for the current fiscal year. Deloitte & Touche LLP has served as auditors for the Corporation since 1984. It is expected that representatives of the firm will be present at the Annual Meeting to make any statements they desire to make and to answer questions directed to them.

Accountant's Fees

     Audit Fees. The firm of Deloitte & Touche LLP served as the Corporation's independent registered public accounting firm for the fiscal years ended December 31, 2003, and December 31, 2004. The aggregate fees billed by Deloitte & Touche LLP for the audit of the Corporation's financial statements included in its annual report on Form 10-K; for the attestation of management's assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404; and for the review of its financial statements included in its quarterly reports on Form 10-Q for the fiscal years ended December 31, 2003, and December 31, 2004, were $143,332 and $322,294, respectively.

     Audit-Related Fees. The aggregate fees billed in each of the fiscal years ended December 31, 2003, and December 31, 2004, for assurance and related services by Deloitte & Touche LLP that are reasonably related to the audit or review of the Corporation's financial statements and that were not covered in the Audit Fees disclosed above were $14,436 and $17,833, respectively.

     Tax Fees. The aggregate fees billed in each of the fiscal years ended December 31, 2003, and December 31, 2004, for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice or tax planning were $36,997 and $27,988, respectively.

     All Other Fees. There were no fees billed in fiscal 2003 for professional services rendered by Deloitte & Touche LLP except as disclosed above. In fiscal 2004, Deloitte & Touche LLP billed the Corporation $219,040 for client assistance for the implementation of the Sarbanes-Oxley Act of 2002.

     Audit Committee Pre-Approval. The Corporation's Audit Committee formally adopted resolutions pre-approving the engagement of Deloitte & Touche LLP to act as the Corporation's independent auditor for the fiscal years ended December 31, 2003, and December 31, 2004. The Audit Committee has not adopted pre-approval policies and procedures in accordance with paragraph (c) (7) (i) of Rule 2-01 of Regulation S-X, because it anticipates that in the future the engagement of Deloitte & Touche LLP will be made by the Audit Committee and all non-audit and audit services to be rendered by Deloitte & Touche LLP will be pre-approved by the Audit Committee. Ninety-eight percent and one hundred percent of Audit-Related and Tax Services for the fiscal years ended December 31, 2003 and 2004, respectively, were pre-approved by the

Audit Committee. The Corporation's independent auditors performed all work described above with their respective full-time, permanent employees.

                             SHAREHOLDER PROPOSALS

     Any proposal which a Shareholder wishes to have presented at the next Annual Meeting to be held in April 2006, and included in the Proxy Statement and form of proxy relating to that meeting must be received by the Corporation at its principal executive offices no later than 120 days in advance of March 25, 2006. Any such proposals should be sent to the attention of the Secretary of the Corporation, 222 West Second Street, P.O. Box 648, Seymour, Indiana 47274-0648.

     A  Shareholder  proposal  being  submitted for  presentation  at the Annual
Meeting but not for inclusion in the Corporation's proxy statement and form of proxy will normally be considered untimely if it is received by the Corporation later than 60 days in advance of March 25, 2006. If, however, less than 70 days notice or prior public disclosure of the date of the next annual meeting is given or made to Shareholders (which notice or public disclosure of the date of the meeting shall include the date of the Annual Meeting specified in publicly available By-Laws, if the Annual Meeting is held on such date), such proposal shall be considered untimely if it is received by the Corporation later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If the Corporation receives notice of such proposal after such time, each proxy that the Corporation receives will confer upon it discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in the Corporation's proxy statement for the next Annual Meeting.

                                    GENERAL

     The Board of Directors knows of no matters which are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the meeting, it is intended that the proxies will be voted, with respect to them, in accordance with the recommendations of the Board of Directors.

     The cost of soliciting proxies in the accompanying form will be borne by the Corporation. In addition to solicitations by mail, some of the officers and regular employees of the Corporation, who will receive no special compensation therefor, may solicit proxies by telephone, telegraph or personal visits, and the cost of such additional solicitation, if any, will be borne by the Corporation.

     Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Corporation, the Corporation relies upon information furnished by others for the accuracy and completeness thereof.

                                        By Order of the Board of Directors

                                        /s/ John K. Keach, Jr.

                                        John K. Keach, Jr.
                                        Chairman of the Board, President and
                                        Chief Executive Officer

March 25, 2005

PROXY                                                                      PROXY

                              HOME FEDERAL BANCORP

                         Annual Meeting of Shareholders
                                 April 26, 2005
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Charles R. Farber and Lawrence E. Welker, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Home Federal Bancorp which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hampton Inn, Seymour, Indiana, on Tuesday, April 26, 2005, at 3:00 P.M. Eastern Standard Time, and at any and all adjournments thereof, as follows:

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                 (Continued and to be signed on reverse side.)

                              HOME FEDERAL BANCORP
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [=]


1. The election as directors of all nominees listed below for three-year terms:

Nominees: John K. Keach, Jr.           For   Withhold   For All
          David W. Laitinen, MD        All     All      (Except Nominee(s)
                                                        written below)
                                       [ ]     [ ]      [ ]


                    ____________________________________________________________

                    In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

                    The Board of Directors recommends a vote "FOR" each of the listed propositions.

                    This proxy may be revoked at any time prior to the voting thereof.

                    The undersigned acknowledges receipt from Home Federal, prior to the execution of this proxy, of a notice of the
                    Meeting, a proxy statement and an Annual Report to shareholders.

                                          Dated: _________________________, 2005

                    Signature(s) _______________________________________________

                    ____________________________________________________________

                    Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT.

                PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.